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                                  EXHIBIT 4.3


                    SPECIMEN SERIES B CUMULATIVE CONVERTIBLE
                          PREFERRED STOCK CERTIFICATE

                       SEE REVERSE SIDE FOR RESTRICTIONS
                        ON THE TRANSFER OF THESE SHARES

NUMBER                                                                   SHARES



                               SUCCESSORIES, INC.

This Certifies that ____________________ is the owner of _________________ full paid and non-assessable SERIES B CUMULATIVE CONVERTIBLE PREFERRED Shares, $100.00 par value, of SUCCESSORIES, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     A statement, in full, of all the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Corporation to any shareholder upon request and without charge.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this 17th day of December A.D. 1996.



Timothy C. Dillon                                       James M. Beltrame
Secretary                                               President
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                                  SEE REVERSE

For Value Received, ______ hereby sell, assign and transfer unto
________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated __________________, 19___

          In presence of

     __________________________________ __________________________________



      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D ("REGULATION D") PROMULGATED UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LIMITATIONS ON CONVERSION AND VOTING AS DESCRIBED IN THAT CERTAIN REGULATION D SECURITIES SUBSCRIPTION AGREEMENT OF THE COMPANY DATED DECEMBER 17, 1996, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.